UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

Versartis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Bohannon Drive, Suite 250 Menlo Park, California		94025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 963-8580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Bonuses

On October 11, 2016, the Compensation Committee of the Board of Directors of Versartis, Inc. (the “Company”) approved (a) one-time cash bonus payments and (b) grants of restricted stock units (the “RSUs”) for certain of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), as set forth in the table below. The RSUs were granted pursuant to the Company’s 2014 Equity Incentive Plan.

Named Executive Officer	Title	Cash Bonus	RSUs
Joshua Brumm	Chief Financial Officer	$70,000.00	10,000(1)
Shane Ward	Senior Vice President, Legal and Compliance	$35,000.00	5,000(1)

(1)	The shares underlying this award shall vest as follows: 33.33%, 33.33% and 33.34% of the shares subject to the award vest on each of the first, second and third anniversaries of the vesting commencement date, respectively, subject to the officer’s continuous service on each applicable vesting date. The vesting commencement date for the awards is the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versartis, Inc.

Dated: October 14, 2016

	By:	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer